Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 1, 2025, with respect to the consolidated financial statements of United Hydrogen Global Inc., as of and for the period from May 23, 2024 (inception) through December 31, 2024 in this Registration Statement on Form F-4 and the related Prospectus of United Hydrogen Global Inc. filed with the Securities and Exchange Commission.

Singapore

September 11, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 1, 2025, with respect to the consolidated financial statements of United Hydrogen Group Inc., as of and for the years ended December 31, 2024 and 2023 in this Registration Statement on Form F-4 and the related Prospectus of United Hydrogen Global Inc filed with the Securities and Exchange Commission.

Singapore

September 11, 2025